UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2019
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2019, Conn’s, Inc. (the “Company” or “Conn’s”) announced the following promotions and appointments:
Promotion to Chief Operating Officer.
Effective June 1, 2019 (the “Promotion Date”), the Company promoted Mr. Lee Wright to Chief Operating Officer and Executive Vice President. In this new role, Mr. Wright will be responsible for leading the Company’s retail and credit operations and will continue to report to Mr. Norman L. Miller, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”).
Mr. Wright, age 47, joined Conn’s in June 2016 as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Wright served as CEO of Professional Directional Enterprises, Inc., an energy services company, since 2015 and served as its President from 2012 to 2015. Prior to joining Professional Directional Enterprises, Inc., he was a Senior Managing Director at the private equity firm of Diamond Castle from 2005 to 2012. From 2000 to 2005, Mr. Wright was a Director at DLJ Merchant Banking Partners, a private equity firm. From 1996 to 2000, Mr. Wright was a VP and Associate in Credit Suisse First Boston’s (“CSFB”) Private Equity division and was an analyst from 1994 to 1996 in CSFB’s Investment Banking division. Mr. Wright holds a B.S., magna cum laude, Phi Beta Kappa, from Washington & Lee University.
Pursuant to a compensation package recommended by the Compensation Committee of the Board (the “Compensation Committee”) and approved by the Board, Mr. Wright’s annual base salary will increase from $600,000 to $650,000, and he received an equity grant valued at $650,000, of which 50% will be in restricted stock units (“RSUs”) (vesting ratably over three years on each anniversary date of May 29), and 50% in performance stock units (“PSUs”), that will vest, if at all, upon satisfaction of cumulative EBITDA growth and total shareholder return performance metrics, to be measured on or about May 29, 2022. There are no changes to Mr. Wright’s (i) other benefits, (ii) potential for bonus payment under the Company’s annual cash incentive program, (iii) Executive Severance Agreement, or (iv) Indemnification Agreement entered into on May 31, 2016.
Promotion to Chief Financial Officer.
Effective on the Promotion Date, the Company promoted Mr. George Bchara to Chief Financial Officer. Mr. Bchara will be responsible for leading the Company’s financial matters and will report to Mr. Miller.
Mr. Bchara, age 35, joined Conn’s as Vice President and Chief Accounting Officer in December 2016. Prior to joining the Company, he served as Senior Vice President and Chief Accounting Officer of BankUnited, based in Miami Lakes, Florida, from March 2013 to December 2016, and served as Vice President and Loan Controller from June 2011 to February 2013. Prior to BankUnited, Mr. Bchara was a Manager with the global professional services firm, PwC, where he worked from January 2007 until May 2011. Mr. Bchara holds an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and a B.S. in Accounting and Finance from Florida State University. Mr. Bchara is a Certified Public Accountant and a Chartered Financial Analyst charterholder.
Pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. Bchara’s annual base salary will increase from $325,000 to $400,000, his participation in the Company’s annual cash incentive program based on his annual base salary will increase from a 55% to 75% target, to a maximum of 150%, and he received an equity grant valued at $300,000, of which 50% will be in RSUs (vesting ratably over three years on each anniversary date of May 29), and 50% in PSUs, that will vest, if at all, upon satisfaction of cumulative EBITDA growth and total shareholder return performance metrics, to be measured on or about May 29, 2022. There are no changes to Mr. Bchara’s (i) other benefits, (ii) severance terms, or (iii) Indemnification Agreement entered into on December 8, 2016.
Appointment of President of Retail.
On May 31, 2019, the Company announced the appointment of Rodney Lastinger as President of Retail, effective June 3, 2019 (the “Start Date”). In this role, Mr. Lastinger will report to Mr. Wright, the Company’s Chief Operating Officer and Executive Vice President.
Mr. Lastinger, age 39, will oversee the Company’s Retail business including store operations, logistics and service. He takes over from Mr. Miller who temporarily assumed the responsibility of President of Retail in September 2018. Prior to joining Conn’s, Mr. Lastinger spent 18 years at Target Corporation from 2001 to 2019. From 2016 to 2019, he served as Senior Vice President, Stores and was responsible for managing the southern U.S. region, which comprised of over $21 billion in sales, 85,000 team members and 565 stores. Prior to 2016, Mr. Lastinger worked in multiple leadership roles including Senior Group Vice President,

Group Vice President, District Store Director and Store Director. Mr. Lastinger holds an M.B.A in Management from Stetson University and a B.S. in Marketing and Management from Florida State University.
Pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. Lastinger will receive the following compensation:
Annual Base Salary: $540,000.
Annual Cash Incentive: Mr. Lastinger will be eligible for a target cash bonus opportunity equal to 75% of his base salary and a maximum cash bonus opportunity equal to 150% of his base salary.
Initial Long-Term Incentive Award: In connection with his appointment, Mr. Lastinger received a grant of $500,000 in RSUs on the Start Date based on the closing price of the Company’s common stock on that date. These RSUs will vest ratably over four years on each anniversary of the Start Date.
Long-Term Incentive Plan: Mr. Lastinger will be eligible for annual long-term incentive grants valued at $450,000. The form of the equity grants and the related performance requirements will be determined by the Compensation Committee.
Other Benefits: Mr. Lastinger is also eligible for other benefits including participation in the Company’s employee equity plans and employee benefit plans available to other employees (including healthcare), and relocation assistance.
The Company also entered into the Company’s standard form of indemnification agreement (the “Form Indemnification Agreement”) with Mr. Lastinger, the form of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on September 23, 2003, the terms of which are described more fully under the section entitled “Termination of Employment and Change of Control Arrangements-Executive Severance Agreements” in the Company’s 2019 Proxy Statement filed with the SEC on April 12, 2019, which descriptions are incorporated by reference herein.
Additionally, effective as of the Start Date, the Company entered into an Executive Severance Agreement with Mr. Lastinger (the “Executive Severance Agreement”), similar to what the Company has entered into with certain other executive officers and similar to the description under the section entitled “Termination of Employment and Change of Control Arrangements-Executive Severance Agreements” in the Company’s 2019 Proxy Statement filed with the Securities and Exchange Commission on April 12, 2019. That description is incorporated by reference herein with the following changes:
Pursuant to the Executive Severance Agreement, if Mr. Lastinger is terminated without cause, or if he voluntarily terminates his employment for good reason, in each case other than in connection with a change of control, he will receive severance benefits for 12 months. If, during the period beginning one year prior to a change of control and ending one year following the change in control, Mr. Lastinger is terminated without cause or if Mr. Lastinger voluntarily terminates his employment for good reason, then he (i) will receive a lump sum cash stipend equal to 12 times the portion of the monthly premium that would have been paid by the Company for the same level of health and dental coverage he had in effect immediately prior to such termination, and (ii) all equity awards held by him under our 2016 Amended Omnibus Incentive Plan will immediately vest on the later of the date of termination and the date of the change of control. In addition, as a condition to receiving any benefits under his Executive Severance Agreement, Mr. Lastinger will be required to execute a waiver and release agreement.
The foregoing description of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Agreement.
Promotion to Chief Accounting Officer.
Effective on the Promotion Date, the Company promoted Mr. Ryan Nelson to Chief Accounting Officer. Mr. Nelson will be responsible for leading the Company’s accounting matters and will report to Mr. Bchara.
Mr. Nelson, age 36, joined Conn’s as Vice President and Controller in May 2018. Prior to joining Conn’s, Mr. Nelson spent seven years with EnLink Midstream Partners, a midstream energy services company, from 2011 to 2018, where he worked in several leadership roles, including Director of Accounting Operations, Director of Financial Reporting and Property Accounting, and Director of Financial Reporting and Technical Accounting. Mr. Nelson started his career at KPMG from 2006 to 2010. Mr. Nelson holds a B.A. and M.A. in Accounting from the University of Mississippi and is a Certified Public Accountant.
Pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. Nelson’s annual salary will increase from $200,000 to $225,000, he will participate in the Company’s annual cash incentive program based on a percentage of his annual base salary, with a target annual incentive percentage of 40% and a maximum incentive percentage of 80%, and he received an equity grant valued at $25,000, of which 50% will be in RSUs (vesting ratably over 3 years on each anniversary date May 29), and 50% in PSUs, that will vest, if at all, upon satisfaction of cumulative EBITDA growth and total shareholder return performance metrics, to be measured on or about May 29, 2022.
In the event Mr. Nelson’s employment is involuntarily terminated without cause, he will be entitled to the terms of the Company’s previously filed Executive Severance Plan, which provides for six months’ continuation of base salary and eligibility for health care coverage. Effective on the Promotion Date, the Company also entered into the Form Indemnification Agreement with Mr. Nelson. The Company’s Executive Severance Plan is filed as Exhibit 10.12 to the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2019, filed with the SEC on March 26, 2019, and is incorporated by reference herein.
There are no transactions in which Mr. Wright, Mr. Bchara, Mr. Lastinger or Mr. Nelson has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
Additionally, pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. John Davis, President - Credit and Collections, received a base salary increase from $400,000 to $475,000 (effective on June 1, 2019) and an equity grant valued at $500,000, of which 50% will be in RSUs (vesting ratably over three years on each anniversary date of May 29), and 50% in PSUs, that will vest, if at all, upon satisfaction of cumulative EBITDA growth and total shareholder return performance metrics, to be measured on or about May 29, 2022.
Item 7.01. Regulation FD Disclosure.
On May 31, 2019, the Company issued a press release announcing certain executive leadership promotions and appointments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.        Description

99.1*	Press Release: “Conn’s, Inc. Solidifies Leadership Team to Support Growth,” dated May 31, 2019.

* Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date:	June 3, 2019	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary